EXHIBIT 21.1
SUBSIDIARIES OF STERIS PLC
STERIS plc has no parent company. As of March 31, 2017, its direct and indirect subsidiaries(1) were as follows:

Albert Browne Limited	England & Wales
American Sterilizer Company	Pennsylvania
Bioster Mottahedoon Egypt SAE	Egypt
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California
CLBV Limited	England & Wales
Controlled Environment Certification Services, Inc.	Ohio
Eschmann Holdings Limited	England & Wales
Eschmann Holdings Pte Limited	Singapore
Gammaster Sweden AB	Sweden
Hausted, Inc.	Delaware
HSTD LLC	Delaware
HTD Holding Corp.	Delaware
IDtek Identifikationslösungen GmbH	Germany
IDtek Track-and-Trace SA	Switzerland
Integrated Medical Systems International, Inc.	Delaware
Isomedix Corporation	Ontario, Canada
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
Isotron Limited	England and Wales
Medisafe America, L.L.C.	Florida
Medisafe Holdings Limited	England and Wales
Medisafe UK Limited	England and Wales
PeriOptimum, Inc.	Delaware
Phoenix Surgical Holdings Limited	England and Wales
Phoenix Surgical Instruments Limited	England and Wales
Phoenix Optics Limited	England and Wales
ReNOVA Surgical Limited	England and Wales
Sercon Indústria E Comércio De Aparelhos Médicos E Hospitalares Ltda.	Brazil
Shiloh Limited	England and Wales
Solar New US Holding Co, LLC	Delaware
Solar New US Parent Co, LLC	Delaware
Solar US Acquisition Co, LLC	Delaware
Sterile Supplies Limited	England and Wales
Sterilgamma Services Sdn Bhd	Malaysia
SterilTek Holdings, Inc.	Delaware
SterilTek, Inc.	Nevada
STERIS AB	Sweden
STERIS Asia Pacific, Inc.	Delaware

STERIS AST CZ s.r.o.	Czech Republic
STERIS AST d.o.o.	Slovenia
STERIS AST SK s.r.o.	Slovakia
STERIS Barrier Products Solutions, Inc.	Pennsylvania
STERIS Brasil Servicos Administrativos Ltda.	Brazil
STERIS Brazil Holdings, LLC	Delaware
STERIS (BVI) I Limited	British Virgin Islands
STERIS Canada Corporation	Quebec, Canada
STERIS Canada Inc.	Ontario, Canada
STERIS CH Limited	England & Wales
STERIS China Holdings Limited	Hong Kong
STERIS Corporation	Ohio
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS FinCo S.à r.l.	Luxembourg
STERIS FinCo II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia, S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS Inc.	Delaware
STERIS (India) Private Limited	India
STERIS Irish FinCo Unlimited Company	Republic of Ireland
STERIS Irish FinCo II Unlimited Company	Republic of Ireland
STERIS Isomedix Puerto Rico, Inc.	Puerto Rico
STERIS Japan Inc.	Japan
STERIS Laboratories, Inc.	Minnesota
STERIS Latin America, Inc.	Delaware
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS NV	Belgium
STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico
STERIS Personnel Services, Inc.	Delaware
STERIS S.r.l.	Italy
STERIS sas	France
STERIS SEA Sdn. Bhd.	Malaysia
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS Singapore Pte Ltd	Singapore
STERIS Solutions Limited	England & Wales

STERIS S.p.A.	Italy
STERIS UK Holding Limited	England & Wales
STERIS–Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS–Austar Pharmaceutical Systems (Shanghai) Limited	China
Strategic Technology Enterprises, Inc.	Delaware
Synergy Decontamination (M) Sdn Bhd	Malaysia
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	The Netherlands
Synergy Health AST, LLC	Delaware
Synergy Health AST Republica Dominicana SA	Panama
Synergy Health AST S.r.l.	Costa Rica
Synergy Health Däniken AG	Switzerland
Synergy Health Ede B.V.	The Netherlands
Synergy Health France sas	France
Synergy Health Holding B.V.	The Netherlands
Synergy Health Holdings Limited	England and Wales
Synergy Health (Hong Kong) Limited	Hong Kong
Synergy Health International Limited	England and Wales
Synergy Health Investments Limited	England and Wales
Synergy Health Ireland Limited	Republic of Ireland
Synergy Health Limited	England and Wales
Synergy Health Logistics B.V.	The Netherlands
Synergy Health Marseille sas	France
Synergy Health Nederland B.V.	The Netherlands
Synergy Health New York, LLC	Delaware
Synergy Health North America, Inc.	Florida
Synergy Health Outsourcing Solutions, Inc.	Florida
Synergy Health Outsourcing Solutions S.A. de C.V.	Mexico
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England and Wales
Synergy Health (Suzhou) Limited	China
Synergy Health (Suzhou) Sterilization Technologies Limited	China
Synergy Health Systems Limited	England and Wales
Synergy Health (Thailand) Limited	Thailand
Synergy Health True North, LLC	New York
Synergy Health (UK) Limited	England and Wales
Synergy Health US Holdings, Inc.	Delaware
Synergy Health US Holdings Limited	England and Wales
Synergy Health Utrecht B.V.	The Netherlands
Synergy Health Westport Limited	Republic of Ireland
Synergy Healthcare Limited	England and Wales
Synergy Healthcare (UK) Limited	England and Wales
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia

Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia
Synergy Sterilisation South Africa (Pty) Limited	South Africa
Trust Sterile Services Limited	Scotland
United States Endoscopy Group, Inc.	Ohio
Vernon and Co. Limited	England and Wales
Vernon Carus (Malta) Limited	Malta
Vernon-Carus Limited	England and Wales

(1)
The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2017 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.